UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022

QUANERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39222	88-0535845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 Lakeside Drive Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 245-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QNGY	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $230.00 per share	QNGY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 8, 2022, Quanergy Systems, Inc. (the “Company”) received a letter from the staff of NYSE Regulation notifying the Company that it had determined to commence proceedings to delist the Company’s common stock (NYSE:QNGY) and the Company’s warrants to purchase common stock (NYSE:QNGY WS) from the New York Stock Exchange (“NYSE”). Trading in these securities was suspended after the market close on the NYSE on November 8, 2022. NYSE Regulation reached its decision to delist these securities pursuant to Section 802.01B of the NYSE’s Listed Company Manual because the Company had fallen below the NYSE’s continued listing standard requiring listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15,000,000. The Company does not intend to appeal the delisting determination.

The Company anticipates that its common stock and the warrants identified above will be traded in the over-the-counter (“OTC”) market commencing on November 9, 2022.

The common stock will retain its ticker symbol (QNGY). The ticker symbol for the warrants will be posted to http://otce.finra.org/otce/dailyList?viewType=Additions when available, which is expected to be November 9, 2022.

The Company intends to apply to have the common stock quoted on the OTCQB, a higher market tier operated by the OTC Markets Group, Inc. The Company may also apply to have the warrants quoted on the OTCQB, if eligible. The Company will continue to make all required filings with the Securities and Exchange Commission (the “SEC”) and remains subject to all SEC rules and regulations applicable to reporting companies under the Securities Exchange Act of 1934, as amended.

For risks and uncertainties resulting from the delisting, refer to “Risk Factors—There can be no assurance that we will be able to comply with the continued listing standards of NYSE” and “Risk Factors—Our failure to meet the continued listing requirements of NYSE could result in a delisting of our securities” under Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as filed with the SEC on August 12, 2022.

Forward-Looking Statements

This report includes “forward-looking statements” for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “will,” “anticipate,” “intend,” “expect” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this report, are forward-looking statements, including statements related to the anticipated move of the Company’s common stock and warrants to OTC and the timing thereof, and the potential future quoting of these securities on the OTCQB. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: logistical issues associated with transferring the trading of the Company’s securities from the NYSE to the OTC; the Company’s ability to satisfy the criteria for having its securities trade on OTCQB; there is no assurance that an active market will be maintained for the Company’s common stock or warrants; and other risks and uncertainties indicated in the Company’s filings with the SEC, including under the “Risk Factors” heading of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as filed with the SEC on August 12, 2022. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views only as of the date of this report. The Company undertakes no obligation to update these forward-looking statements in the future, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANERGY SYSTEMS, INC.

Dated: November 9, 2022	By:	/s/ Patrick Archambault
Patrick Archambault
Chief Financial Officer